UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

LIVEVOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38825	82-3447941
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

655 Montgomery Street Suite 1000 San Francisco, CA		94111
(Address of principal executive offices)		(Zip Code)

+1 (844) 207-6663

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LVOX	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	LVOXW	The NASDAQ Stock Market LLC
Units, each consisting of one share of Class A common stock and one-half of one redeemable Warrant	LVOXU	The NASDAQ Stock Market LLC

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

LiveVox Holdings, Inc. (formerly known as Crescent Acquisition Corp) (the “Company”) is filing this Current Report on Form 8-K/A (this “Amended 8-K”) to replace and supersede the pro forma financial information filed under Item 9.01(b) as Exhibit 99.3 of the Company’s Current Report on Form 8-K filed on June 24, 2021 (the “Original 8-K”) thereto related to previously announced business combination pursuant to an Agreement and Plan of Merger, dated January 13, 2021, by and among the Company, Function Acquisition I Corp, a Delaware corporation, Function Acquisition II LLC, a Delaware limited liability company, LiveVox Holdings, Inc., a Delaware corporation (“Old LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of LiveVox TopCo, LLC, a Delaware limited liability company (the “Merger Agreement”).

Subsequent to the filing of the the Original 8-K, the Company corrected certain amounts of liabilities presented in the pro forma unaudited financial statements to account for the cancellation of certain private placement warrants pursuant to the Sponsor Support Agreement dated as of January 13, 2021, by and among Old LiveVox, the Company, CFI Sponsor LLC, a Delaware limited liability company and certain record and beneficial owners of Class F common stock, par value $0.0001 per share, of the Company. As a result, the unaudited pro forma condensed combined financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020 have been revised to reflect the cancellation of such warrant liabilities in the amounts of approximately $15.2 million and $14.1 million, respectively. Except as otherwise expressly noted herein, this Amended 8-K does not modify or update in any way the disclosures presented in the Original 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020, and the notes thereto are filed as Exhibit 99.1 to this report and incorporated herein by reference and hereby replace and supersede in its entirety the information set forth in Exhibit 99.3 of this Amended 8-K.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be made directly in this report. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this report, and may include, without limitation, changes in general economic conditions, including as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this report constitute the Company’s judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this report are subject to a number of factors, risks and uncertainties, some of which are not currently known to the Company, that may cause the Company’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions that the Company believes to be reasonable, there is no assurance that the expected results will be achieved. The Company’s actual results may differ materially from the results discussed in forward-looking statements. Additional information on factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the definitive proxy statement filed in connection with the Business Combination. Copies of such filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and the Company does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Financial Statements of LiveVox Holdings, Inc. as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2021	LiveVox Holdings, Inc.

	By:	/s/ Gregg Clevenger
	Name:	Gregg Clevenger
	Title:	Executive Vice President and Chief Financial Officer